UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2005 (July 27, 2005)

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA	19139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01: CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On July 27, 2005, BDO Seidman, LLP (“BDO Seidman”) sent a letter to CoreCare Systems, Inc (the “Company”) confirming its resignation as the auditor for the Company. BDO Seidman has not issued an audit opinion to the Company for any period subsequent to our fiscal year ended December 31, 1999.

Since BDO Seidman has not provided the Company with any audit services in the past two fiscal years or in the interim period through October 26, 2005, BDO Seidman has not issued any report on the Company’s financial statements for such period containing an adverse opinion or disclaimer of opinion, nor have they issued a report that was modified as to uncertainty, audit scope, or accounting principles.

During our past two fiscal years and the interim period through October 26, 2005, we had no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to BDO Seidman’s satisfaction, would have caused BDO Seidman to make reference to the subject matter of the disagreement in connection with its report. During the last two fiscal years and the interim period through October 26, 2005, BDO Seidman did not advise us of any of the matters specified in Item 304(a)(1)(B) of Regulation S-B.

As previously disclosed, the Company has engaged Mayer Hoffman McCann P.C. (“Mayer Hoffman”) as its independent accountants to audit the Company’s financial statements for the fiscal year ended June 30, 2004 and the fiscal year ending June 30, 2005, as well as the Company’s balance sheet as of June 30, 2003. The appointment of Mayer Hoffman as independent accountants replacing BDO Seidman was approved by the Board of Directors, including all of the independent directors.

  The Corporate Office of CoreCare Systems, Inc. is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, Pa. 19139. The Corporate Office can be reached at 215-471-2358. The Company’s Web Site is www.kirkbridecenter.com. The transfer agent for the Company is Stock Trans of Ardmore, Pa.

ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16. Letter from BDO Seidman, LLP, addressed to the Securities and Exchange Commission regarding its agreement to the statements made herein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

By: /s/ Rose S. DiOttavio
Rose S. DiOttavio,
Date: October 26, 2005	President